================================================================================

                                  SCHEDULE 14A
                                   (RULE 14a)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                               ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                             COMPTEK RESEARCH INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                XXXXXXXXXXXXXXXX
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies: .......

     (2) Aggregate number of securities to which transaction applies: ..........

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ............

     (4) Proposed maximum aggregate value of transaction: ......................

     (5) Total fee paid: .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: ...............................................

     (2) Form, Schedule or Registration Statement No.: .........................

     (3) Filing Party: .........................................................

     (4) Date Filed: ...........................................................

================================================================================

                           COMPTEK RESEARCH INC. LOGO

                                                                   June 29, 1998

Dear Fellow Shareholder:

     The Annual Meeting of Comptek Research, Inc., to be held July 24, 1998, at University at Buffalo, Amherst Campus, Center for the Arts, Room 112, Buffalo, New York 14260, will present an opportunity for you to meet Comptek's management team and to become more acquainted with the business activities of your company. Your attendance will, as well, give us an opportunity to meet with you, and to hear your views and concerns. We hope that you will be able to attend.

     The formal portion of the Annual Meeting will begin promptly at 10:00 a.m. Between 9:15 a.m. and 10:00 a.m., a complimentary continental breakfast will be available.

     So that we can make appropriate arrangements, please let us know that you are coming by checking the appropriate box at the top of your proxy vote card, or calling 716-677-4070, Ext. 517. If you desire directions to the Center for the Arts, please call the above number.

     I look forward to seeing you.

                                            Sincerely,

                                            /s/ John J. Sciuto
                                            John J. Sciuto
                                            Chairman, President, and
                                            Chief Executive Officer

                           COMPTEK RESEARCH INC. LOGO

                                     NOTICE
                                       OF
                         ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JULY 24, 1998

To the Shareholders:

     PLEASE TAKE NOTICE that the Annual Meeting of Shareholders of Comptek Research, Inc. (the "Company") will be held at the University at Buffalo, Amherst Campus, Center for the Arts, Room 112, Buffalo, New York 14260, on Friday, July 24, 1998, at 10:00 a.m., local time, for the following purposes:

     1. To elect four Class II directors for a term of two years and until their successors shall have been elected and qualified.

     2. To consider and act upon the adoption of the 1998 Equity Incentive Stock Plan.

     3. To ratify the selection by the Board of Directors of KPMG Peat Marwick as the Company's independent auditors for the current fiscal year.

     4. To transact such other business as may properly come before the meeting.

     The close of business on June 17, 1998, has been fixed as the record date for determining the shareholders entitled to notice of, and to vote at, the Annual Meeting.

                                            By order of the Board of Directors,

                                            /s/ Christopher A. Head
                                            CHRISTOPHER A. HEAD,
                                            Secretary

June 29, 1998

     WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE, AND SIGN THE ENCLOSED PROXY AND PROMPTLY RETURN IT IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES.

                           COMPTEK RESEARCH INC. LOGO

                               2732 TRANSIT ROAD
                            BUFFALO, NEW YORK 14224
                                 (716) 677-4070

                        -------------------------------

                                PROXY STATEMENT

                        -------------------------------

                         ANNUAL MEETING OF SHAREHOLDERS
                                   TO BE HELD
                                 JULY 24, 1998

                        -------------------------------

                                    GENERAL

     This Proxy Statement and accompanying form of proxy have been mailed on or about June 29, 1998, to the shareholders of record on June 17, 1998, of COMPTEK RESEARCH, INC., a New York corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Shareholders to be held on Friday, July 24, 1998 (the "Annual Meeting"), and at any adjournment or adjournments thereof.

     Shares represented by an effective proxy in the accompanying form, unless contrary instructions are specified in the proxy, will be voted FOR each of the proposals set forth in the accompanying Notice of Annual Meeting of Shareholders. Any proxy may be revoked at any time before it is voted. A shareholder may revoke his proxy by executing another proxy at a later date, by notifying the Secretary of the Company in writing of his revocation, or by attending and voting at the Annual Meeting. Revocation is effective only upon receipt of notice by the Secretary.

     The Company will bear the cost of soliciting proxies by the Board of Directors. The Board of Directors may use the services of the Company's executive officers and certain directors to solicit proxies from shareholders in person and by mail, telegram and telephone, and the Company may reimburse them for reasonable out-of-pocket expenses incurred by them in so doing. In addition, the Company will request brokers, nominees and others to forward proxy materials to their principals and to obtain authority to execute proxies. The Company will reimburse such brokers, nominees and others for their reasonable out-of-pocket and clerical expenses incurred by them in so doing.

     The securities entitled to vote at the Annual Meeting are shares of common stock, par value $.02 per share, of the Company. Each share is entitled to one vote. The close of business on June 17, 1998, has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting and any adjournment or adjournments thereof. At that date, 4,989,268 shares of common stock were outstanding. The Company's by-laws require that a majority of the outstanding shares be present or represented in order to establish a quorum for the holding of the Annual Meeting.

     With respect to the election of each director, a shareholder may either vote "for" a nominee named herein, or "withhold authority" to vote for such nominee. The affirmative vote of a plurality of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote is required for the election of a nominee. Broker non-votes will be counted as being present or represented at the meeting for purposes of establishing a quorum, but will not have an effect on the outcome of the vote for the election of directors. Accordingly, withholding an affirmative vote from a particular nominee will not prevent that person from being elected to the Board of Directors.

     The adoption of the 1998 Equity Incentive Stock Plan requires the affirmative vote of a majority of the votes cast thereon. Broker non-votes and abstentions will be counted as being present or represented at the meeting for purposes of establishing a quorum, but will not have an effect on the outcome of the proposed adoption of the 1998 Equity Incentive Stock Plan.

                             PRINCIPAL SHAREHOLDERS

CERTAIN BENEFICIAL OWNERS

     The following table sets forth certain information as of June 17, 1998, with respect to the beneficial ownership of the Company's common stock by all persons or groups (as such terms are used in Section 13(d)(3) of the Securities Exchange Act of 1934) known by the Company to be the beneficial owners of more than 5% of its outstanding common stock (the only class of stock outstanding).

                                                                 AMOUNT AND
                                                                  NATURE OF
                                                                 BENEFICIAL
            NAME AND ADDRESS OF BENEFICIAL OWNER                OWNERSHIP(1)      PERCENT
            ------------------------------------              -----------------   -------
James D. Morgan.............................................      325,190(2)       6.51%
  2732 Transit Road
  Buffalo, NY 14224

---------------

(1) The beneficial ownership information presented is based upon information furnished by each person or contained in filings with the Securities and Exchange Commission. Pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended, beneficial ownership of a security consists of sole or shared voting power (including the power to vote or direct the vote) and/or sole or shared investment power (including the power to dispose or to direct the disposition) with respect to a security whether through any contract, arrangement, understanding, relationship or otherwise. Except as otherwise indicated, the named person has sole voting and investment power with respect to the common shares set forth opposite his name. Percentages have been calculated on the basis of 4,989,268 shares outstanding, plus, as appropriate, shares subject to options and deemed outstanding pursuant to Rule 13d-3(d)(1).

(2) Amount indicated includes options to purchase 4,600 shares which are exercisable within 60 days of June 17, 1998.

SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth the beneficial ownership of common shares of the Company as of June 17, 1998, by each director and nominee, each executive officer who is named in the Summary Compensation Table, and by all directors and executive officers as a group:

                                                              AMOUNT AND NATURE
                                                                OF BENEFICIAL
                  NAME OF BENEFICIAL OWNER                      OWNERSHIP(1)      PERCENT
                  ------------------------                    -----------------   -------
Joseph A. Alutto............................................        19,100(2)          *
John R. Cummings............................................       235,000(3)       4.70%
G. Wayne Hawk...............................................       211,138(4)       4.22%
Christopher A. Head.........................................        64,875(5)       1.29%
Patrick J. Martin...........................................        14,000(2)          *
James D. Morgan.............................................       325,190(6)       6.51%
John J. Sciuto..............................................       131,862(7)       2.60%
Henry P. Semmelhack.........................................       219,786(8)       4.39%
All executive officers and directors as a group (10
  persons)..................................................     1,271,996(9)      24.43%

---------------

* less than 1%

(1) The beneficial ownership information presented is based upon information furnished by each person or contained in filings with the Securities and Exchange Commission. Pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended, beneficial ownership of a security consists of sole or shared voting power (including the power to vote or direct the vote) and/or sole or shared investment power (including the power to dispose or to direct the disposition) with respect to a security whether through any contract, arrangement, understanding, relationship or otherwise. Except as otherwise indicated, the named person has sole voting and investment power with respect to the common shares set forth opposite his name. Percentages have been calculated on the basis of 4,989,268 shares outstanding, plus, as appropriate, shares subject to options and deemed outstanding pursuant to Rule 13d-3(d)(1).

(2) Amount indicated includes options to purchase 14,000 shares which are exercisable within 60 days of June 17, 1998.

(3) Amount indicated includes 40,000 shares held by Dr. Cummings's wife, Barbara Cummings. Also included are options to purchase 12,000 shares which are exercisable within 60 days of June 17, 1998.

(4) Amount indicated includes options to purchase 14,000 shares which are exercisable within 60 days of June 17, 1998. Also included are 500 shares owned by Mr. Hawk's wife, Charline Hawk. Mr. Hawk disclaims any beneficial ownership of the shares held by his wife.

(5) Amount indicated includes options to purchase 53,610 shares which are exercisable within 60 days of June 17, 1998.

(6) Amount indicated includes options to purchase 4,600 shares which are exercisable within 60 days of June 17, 1998.

(7) Amount indicated includes options to purchase 80,664 shares which are exercisable within 60 days of June 17, 1998.

(8) Amount indicated includes options to purchase 14,000 shares which are exercisable within 60 days of June 17, 1998.

(9) Amount indicated includes options to purchase 217,254 shares which are exercisable within 60 days of June 17, 1998.

                                 PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

TERM OF OFFICE

     The Company's current Board of Directors is divided into two classes serving staggered two-year terms. Three directorships are designated Class I and four directorships are designated Class II. The current Class I directors were elected at the 1997 Annual Meeting. Nominees for Class II directors are for a two-year term expiring at the 2000 Annual Meeting.

NOMINEES FOR DIRECTOR

     Each nominee has consented to be named as a nominee and to serve if elected. No circumstances are presently known which would render any of the nominees named herein unavailable for election. In the event, however, that a nominee becomes unavailable for election, it is expected that the proxies will be voted for a substitute nominee recommended by the Board of Directors, unless the Board reduces the number of directors to be elected.

     The Class II nominees (Messrs. Alutto, Cummings, Hawk, and Martin) are currently serving as directors of the Company. Each of the nominees was previously elected by the shareholders.

     The principal occupation for the last five years of each nominee for election as director and each of the continuing directors is listed below. Unless otherwise indicated, the information with respect to the nominees and continuing directors is as of June 17, 1998. None of the nominees nor any continuing director is related to an executive officer or to any other director.

                   NOMINEE FOR ELECTION AS CLASS II DIRECTORS

                             TERM EXPIRING IN 2000

Joseph A. Alutto
    Age 57
    Director since 1987
                            Dr. Alutto was appointed Dean of the Fisher College of Business at The Ohio State University in March 1991. Dr. Alutto served as Dean of the School of Management at the State University of New York at Buffalo from 1977 to 1990. He also serves on the Board of Directors of United Retail Group, Inc. (specialty retailer of women's apparel).

John R. Cummings
    Age 65
    Director since 1968
                            Dr. Cummings is retired. He was Chairman of the Board from September 1990 until March 31, 1997. He served as President and CEO from October 1991 until March 31, 1996. He previously was a Vice President and Chief Scientist of the Company since its formation, and is a founder of the Company.

G. Wayne Hawk
    Age 70
    Director since 1977
                            Mr. Hawk is retired. He was Chairman and Chief Executive Officer of Acme Electric Corporation from August 1992 until his retirement in October 1993. He was President and Chief Executive Officer from August 1991 to August 1992. Prior thereto, he served as President and Chief Operating Officer since April 1991, and President and Chief Executive Officer from January 1987 to April 1991. Mr. Hawk continues to serve as a director of Acme Electric Corporation (electrical power conversion equipment).

Patrick J. Martin
    Age 57
    Director since 1993
                            Dr. Martin has been President, Americas Customer Operations for Xerox Corporation since 1996. Dr. Martin was President of the Office Products Division of Xerox Corporation from 1993 to 1996. From 1991 to 1993, Dr. Martin was President and General Manager of Xerox Corporation's Americas Customer Operations. In 1992, Dr. Martin was elected to the additional post of Corporate Vice President. Dr. Martin is a director of Central Vermont Public Service Corporation (electric utility).

                          CONTINUING CLASS I DIRECTORS

                             TERM EXPIRING IN 1999

John J. Sciuto
    Age 55
    Director since 1996
                            Mr. Sciuto was appointed President and Chief
                            Executive Officer of Comptek Research, Inc. on April 1, 1996. Effective April 1, 1997, he was elected to the additional position of Chairman of the Board. Mr. Sciuto has been President and Chief Executive Officer of Comptek Federal Systems, Inc., the Company's principal operating subsidiary, since its incorporation in 1992. Prior to that, Mr. Sciuto was President of the Federal Systems Division of Comptek Research, Inc.

James D. Morgan
    Age 61
    Director since 1968
                            Mr. Morgan is Vice President and Chief Scientist and also a founder of the Company. He was a Vice President for Barrister Information Systems Corporation (law office automation products and services) from April 1982 to April 1990 and is currently serving on Barrister's Board of Directors.

Henry P. Semmelhack
    Age 61
    Director since 1968
                            Mr. Semmelhack has been President, Chief Executive Officer and Chairman of the Board of Barrister Information Systems Corporation (law office automation products and services) since 1982. A founder of the Company, he served as its Chief Executive Officer until May 1983. Mr. Semmelhack is a director of Merchants Group, Inc. (insurance company).

BOARD MEETINGS AND COMMITTEES

     The Board of Directors of the Company held a total of six meetings (including both regular and special meetings) during the fiscal year ended March 31, 1998. During fiscal year 1998, the Company had two committees: the Finance and Audit Committee and the Compensation Committee.

     The Finance and Audit Committee currently consists of directors Alutto, Cummings, and Semmelhack. The Finance and Audit Committee met twice during the fiscal year ended March 31, 1998. The Finance and Audit Committee's functions include recommending to the Board of Directors the engagement of the Company's independent certified public accountants, and reviewing with such accountants the plan for and results of their auditing engagement.

     The Compensation Committee currently consists of directors Alutto, Martin, Hawk, and Semmelhack. The Compensation Committee met three times during the fiscal year ended March 31, 1998. The Compensation Committee approves compensation arrangements for senior management and directors, and administers the Company's Equity Incentive Plan.

     The Company does not currently have a Nominating Committee. Nominees for directors of the Company are selected by the full Board of Directors. The Board of Directors will consider nominees recommended by shareholders of the Company. The names and information supporting any such nominee should be sent to Christopher A. Head, Esq., Secretary, Comptek Research, Inc., 2732 Transit Road, Buffalo, NY 14224, who will submit them to the Board of Directors.

                        COMPENSATION AND RELATED MATTERS

COMPENSATION OF DIRECTORS

     Employee directors receive no additional compensation for service on the Board of Directors or its Committees. For fiscal year 1998, directors who are not employees received an annual retainer of $16,000, payable in quarterly installments of $4,000. In addition, each non-employee director receives a fee of: (i) $1,000 per Board of Directors meeting attended up to an annual maximum of $6,000; and (ii) $1,000 per committee meeting attended if held on different day than a board meeting, or $500 per committee meeting attended if held on the same day as a board meeting, up to an annual maximum of $5,000. A director may irrevocably defer all or part of his compensation to selected later years, to be paid with interest, at a rate equal to that of M & T Bank's one-year certificate of deposit rate, as updated each April.

     Each non-employee director is automatically granted a non-statutory option to purchase 10,000 shares of the Company's common stock at 100% of fair market value as of the date of the director's election, appointment, or designation as a non-employee director. In addition, each non-employee director, effective five business days after each Annual Meeting, is automatically granted a non-statutory option to purchase 1,000 shares of the Company's common stock at 100% of fair market value as of the date of grant.

     In addition, in order to encourage ownership of the Company by non-employee directors, each non-employee director is automatically granted a non-statutory option to purchase 5,000 shares of the Company's common stock at 100% of fair market value as of the first day of the calendar quarter following such director's first attaining ownership of at least 5,000 shares of the Company's common stock. This provision was adopted by the Board of Directors in July 1997 as an amendment to the 1994 Stock Option Plan for Non-Employee Directors, and further provides that each director who already owned at least 5,000 shares as of July 25, 1997, be granted a non-statutory option to purchase 5,000 shares effective October 1, 1997.

EXECUTIVE COMPENSATION

     The following table contains information for the fiscal years ended March 31, 1998, 1997, and 1996, concerning the compensation received by the Company's Chief Executive Officer and the other most highly compensated executive officers of the Company whose salary and bonus exceeded $100,000 for the fiscal year ended March 31, 1998.

                           SUMMARY COMPENSATION TABLE

                                                 ANNUAL COMPENSATION                   LONG-TERM COMPENSATION
-------------------------------------------------------------------------------  --------------------------------
                                                                                                             ALL
                                                                                 SECURITIES                 OTHER
                                                                 OTHER ANNUAL    UNDERLYING     LTIP       COMPEN-
                              FISCAL     SALARY       BONUS      COMPENSATION     OPTIONS      PAYOUTS     SATION
NAME AND PRINCIPAL POSITION    YEAR        ($)         ($)           ($)            (#)          ($)       ($)(1)
---------------------------   ------     ------       -----      ------------    ----------    -------     -------
JOHN J. SCIUTO                 1998      227,133     100,000        51,438(2)(4)       --          --      26,367
Chairman, President,           1997      190,000     100,000        33,997(2)(4)  133,074(11)  17,500(3)    3,762
and CEO                        1996      162,586      62,720(6)      1,048(4)      23,074(5)       --       2,136
CHRISTOPHER A. HEAD            1998      136,551      30,000(6)         --         10,000          --       3,485
Executive Vice President,      1997      125,008      25,000(6)         --         27,040(11)  27,500(3)    4,081
General Counsel, and
  Secretary                    1996      125,008      19,250(7)      4,237(8)      16,700(5)       --      13,636(12)
JAMES D. MORGAN                1998      109,750      20,000(6)      3,596(10)         --          --       2,192
Vice President and Chief       1997      103,210      20,000(6)         --          6,900(11)      --       2,271
Scientist                      1996      103,210          --            --          6,900(5)       --       2,271

---------------

 (1) Amounts contributed by the Company under the Retirement Savings Plan as matching and annual contributions based upon the individual's level of participation in the Plan as described below under "Retirement Savings Plan."

 (2) In connection with the purchase of 43,683 shares of the Company's common stock, Comptek Federal Systems, Inc., a subsidiary of the Company, provided John J. Sciuto a low interest loan in the amount of $218,415. The listed amount includes a gross-up of $25,000 in both fiscal 1998 and fiscal 1997 representing anticipated federal and state tax liability associated with the portion of Mr. Sciuto's incentive compensation applied to the repayment of the loan. Such gross-up is provided by the Company in consideration of Mr. Sciuto's commitment to apply at least 50% of any bonus earned to the repayment of the loan. Also included is $7,242 for fiscal 1997 and $8,359 for fiscal 1998 representing the difference between the interest paid and the amount which would have been paid had the loan carried a market interest rate. Also included is a payout of unused vacation in the amount of $17,539 in fiscal 1998.

 (3) The amount indicated reflects a one-time termination payout under a discontinued long-term incentive plan.

 (4) In connection with the exercise of an incentive stock option to acquire 5,405 shares of common stock, the Company provided John J. Sciuto an interest free loan in the amounts of $21,278 to reimburse him for alternative minimum tax incurred in the transaction in exchange for his agreement not to sell the shares acquired prior to July 19, 1997. The loan was provided pursuant to the terms of the Company's 1992 Equity Incentive Plan. The listed amount represents imputed interest of, $540 for fiscal 1998, $1,755 for fiscal 1997 and $1,048 for fiscal 1996, which would have been paid had the loan carried a market interest rate.

 (5) Stock options granted under the Company's Equity Incentive Plan in June 1995 and subsequently canceled in exchange for new options issued in July 1996 and included in the fiscal year 1997 listed amounts and referred to in note 11 below.

 (6) Twenty-five percent of such annual bonus was paid by the Company in stock of the Company at fair market value in lieu of cash.

 (7) Fifty percent of such annual bonus was paid by the Company in stock of the Company at fair market value in lieu of cash.

 (8) Tax gross-up paid by the Company with respect to bonus paid in stock pursuant to compensation arrangement under the Company's 1992 Equity Incentive Plan whereby the Company provides a gross-up equal to anticipated federal and state tax liability on the share of stock paid, provided that the participant irrevocably elects, at least six (6) months prior to the end of the fiscal year, to receive fifty percent or more of such annual bonus in share of the Company's stock.

 (9) This listed amount includes $21,278 representing cancellation of the loan described in note (4) above.

(10) Includes a payout of unused vacation in the amount of $3,596.

(11) Includes options which were issued as replacement options at a new lower price in exchange for the surrender of older higher priced options ("repriced options"). Mr. Sciuto received 33,074 repriced options in fiscal 1997; all of the options reported for Messrs. Head and Morgan for fiscal 1997 were repriced options. Repriced options were issued at 100% of fair market value at date of grant subject to a new three-year vesting schedule.

(12) In connection with the exercise on May 7, 1993 of an incentive stock option to acquire 2,500 shares of common stock, the Company provided Christopher
     A. Head an interest-free loan in the amount of $10,000 to reimburse him for alternative minimum tax incurred in the transaction in exchange for his agreement not to sell the shares acquired prior to May 7, 1995. The loan was provided pursuant to the terms of the Company's 1992 Equity Incentive Plan and was extinguished by the Company as of May 1995. The listed amount includes $10,000 representing cancellation of the loan.

INCENTIVE COMPENSATION PLAN

     Company officers and certain other key personnel participate in an incentive compensation arrangement based on predetermined corporate and individual goals, including revenue, profit, project completion and contract award levels established at the beginning of each fiscal year.

     The base amount of an individual's incentive compensation potential is established annually. Officers' incentive compensation levels are established by the Compensation Committee of the Board of Directors and are approved by the Board of Directors. Directors, as such, are not eligible to participate in the Plan. Amounts paid to the named Executive Officers are set forth in the Summary Compensation Table.

STOCK OPTIONS/STOCK APPRECIATION RIGHTS (SARS) GRANTS IN FISCAL YEAR 1998

     The following table contains information relating to stock options granted to the named executive officers in fiscal 1998.
                   OPTION/SAR GRANTS IN THE LAST FISCAL YEAR

                                                                                  POTENTIAL REALIZABLE
                                                                                    VALUE OF ASSUMED
                                                                                      ANNUAL RATES
                                                                                        OF STOCK
                                                                                   PRICE APPRECIATION
                                           INDIVIDUAL GRANTS                         FOR OPTION TERM
                         ------------------------------------------------------------------------------
                                        PERCENT OF
                                      TOTAL OPTIONS/
                          OPTIONS     SAR GRANTED TO   EXERCISE OR
                         GRANTED(1)    EMPLOYEES IN    BASE PRICE    EXPIRATION
           NAME             (#)        FISCAL YEAR      ($/SHARE)       DATE        5%(4)      10%(4)
-------------------------------------------------------------------------------------------------------
    John J. Sciuto           None           --               --              --        --          --
-------------------------------------------------------------------------------------------------------
    Christopher A. Head    10,000(2)       6.4%          $5.625      04/15/2007    35,375      89,648
-------------------------------------------------------------------------------------------------------
    James D. Morgan          None           --               --              --        --          --

---------------

(1) Options to purchase shares of common stock granted under the Company's 1992 Equity Incentive Plan. No SAR's were granted during the last fiscal year.

(2) Options are exercisable starting one year after grant date, with 1/3 of the options becoming exercisable on each successive anniversary date, with full exercisability occurring on the third anniversary date. Such options were granted for a term of 10 years, subject to earlier termination in certain events related to termination of employment.

(3) The dollar amounts in these columns were calculated using an assumed annual compounded growth over the term of the option of 5% and 10%, respectively. Use of this model should not be viewed in any way as a forecast of the future performance of the Company's stock, which will be determined by future events and unknown factors. The closing price of the common stock on the American Stock Exchange on March 31, 1998, was $9.00.

STOCK OPTIONS/SARS EXERCISED IN FISCAL 1998 AND YEAR-END VALUES

     The following table reflects the number of stock options and SARs exercised by the named executive officers in fiscal 1998, the total gain realized upon exercise, the number of stock options held at the end of the year, and the realizable gain of the stock options that are "in-the-money." In-the-money stock options and SARs are stock options or SARs with exercise prices that are below the year-end stock price because the stock value increased since the date of the grant.
            AGGREGATED OPTION/SAR EXERCISES IN THE LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                        # OF SECURITIES
                                                           UNDERLYING
                                                          UNEXERCISED
                                                        OPTIONS/SARS AT     VALUE OF UNEXERCISED,
                                                             FISCAL          IN-THE-MONEY OPTIONS
                                                            YEAR-END        AT FISCAL YEAR END(2)
                             SHARES                    ------------------   ----------------------
                           ACQUIRED ON      VALUE      EXERCIS-   UNEXER-    EXERCIS-     UNEXER-
                            EXERCISE     REALIZED(1)     ABLE     CISABLE      ABLE       CISABLE
            NAME               (#)           ($)         (#)        (#)        ($)          ($)
--------------------------------------------------------------------------------------------------
    John J. Sciuto             --            --         49,620    102,049     197,860     354,415
--------------------------------------------------------------------------------------------------
    Christopher A. Head        --            --         48,263     28,027     235,106      94,591
--------------------------------------------------------------------------------------------------
    James D. Morgan            --            --          2,300      4,600       7,763      15,525

---------------

(1) Based upon the difference between the closing price of the common stock on the American Stock Exchange on the date or dates of exercise and the exercise price or prices for the stock options.

(2) Based upon the closing price of the common stock on the American Stock Exchange on March 31, 1998, of $9.00 per share.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  Role of the Compensation Committee

     Each year the Compensation Committee, which is comprised entirely of outside directors, evaluates and establishes the compensation arrangements for executive officers, including a review and approval of annual salaries, annual and long-term incentive plan awards, standards of performance for new awards, payouts from past awards, and program participation and design. The Compensation Committee also administers the Company's 1992 Equity Incentive Plan for all participants. In evaluating compensation for executive officers, the Committee has from time to time retained the services of independent compensation experts, reviewed industry available data and surveys, and received recommendations from management and the Company's Human Resources Department regarding overall compensation plans and structures.

  Executive Compensation Philosophy

     The fundamental objective of the Company's Executive Compensation Program is two-fold: to attract and retain highly competent and motivated individuals by providing a compensation package which is industry competitive, and to emphasize a reward system which is based upon the individual's contribution to the overall success and performance of the Company. The Committee applies the following guiding principles in establishing compensation levels for executives: (1) Incentives should represent a strong portion of the Company's Executive Compensation Program; (2) Salary should be reasonable in reference to position responsibilities and industry norms; (3) Fixed costs should be controlled while encouraging performance-based variable costs which link to the financial results of the Company; and (4) The Executive Officers should have significant equity ownership opportunities. It is the Committee's belief that this approach will allow for a linking of compensation with shareholder value and serve to attract and retain qualified individuals capable of producing superior results. With reference to these principles, the Compensation Committee for fiscal year 1998 (April 1, 1997 through March 31, 1998), evaluated the compensation paid to the executive officers named in the Summary Compensation Table and other senior managers. In doing so the Committee placed particular emphasis on the compensation paid the Company chief executive officer retaining an independent compensation consulting firm to assist the Committee in its deliberations.

     Base Compensation. The Committee's approach to base compensation is to offer competitive salaries in comparison with market averages. The Committee makes base compensation decisions in an annual review with input from the CEO, market pay statistics, and nationwide trends of executives in similar positions in companies with similar sales volumes. This information is used as a frame of reference for annual salary adjustments and starting salaries. The Committee considers both the Company's performance (e.g., stock price, return on assets, and earnings growth v. budget) as well as individual decision-making responsibilities and work performance of each position incumbent. With respect to the CEO, as discussed below, the primary factor is profitability. Individual target amount for incentive compensation are based upon compensation survey averages and range between 20% and 50% of the individual's base salary.

     Annual Incentive Compensation Plan. The Company uses the Annual Incentive Compensation Plan to serve as an incentive for executive officers and other key employees to accomplish annual Company performance objectives. The performance objectives for the Plan are established at the beginning of the fiscal year subject to modification in the event of a significant operating change. For fiscal year 1998, each incentive compensation plan participant, except the CEO as discussed below, received 25% of his or her incentive compensation payment over $4,000 in shares of the Company's common stock. This resulted in the distribution of approximately 18,000 shares of stock to plan participants. Plan performance objectives include overall corporate profitability and performance results of the specific business unit of the Company under a participant's direct control.

     Long-Term Incentive Compensation. The Company traditionally has used stock options under its Equity Incentive Plan to serve as an incentive to executive officers and other key employees based on the Company's stock market value. The grant of stock options under the Plan is subjective, based on perception of the individual's performance, functional responsibility, and position within the Company. Awards are typically considered at the time of the individual's annual performance review or change in responsibilities or position.

     Stock Ownership Requirements. The Compensation Committee has established minimum stock ownership requirements for its executive officers and certain other senior managers. Specific requirements applicable to the chief executive officer are discussed below under "Fiscal 1998 Chief Executive's Pay." In order for an executive officer and certain other senior managers to be eligible for additional incentive compensation or option grants in future years minimum ownership levels must be achieved and maintained.

Fiscal 1998 Chief Executive's Pay

     The Compensation Committee reviews the compensation of the CEO within the context of published survey data issued by the American Electronics Association, Watson Wyatt, William Mercer Company, and Western Management Group providing compensation information for a group of companies similar to the Company in size and business focus. Based upon its own analysis and recommendations received from an independent compensation consultant retained by the Committee, the Committee established a base salary, incentive award targets, and equity compensation for John J. Sciuto, as Chief Executive Officer.

     For fiscal year 1998, the Compensation Committee fixed Mr. Sciuto's base salary at $228,000. The Committee believed that such amount was an appropriate base salary given Mr. Sciuto's experience in the defense industry and the Company's position in that industry. It is the Committee's belief that the base salary paid Mr. Sciuto is slightly below the industry average for the chief executive officer position for a similar size company. Consistent with the Committee's philosophy of emphasizing incentive compensation, the Committee for fiscal 1998 established a target amount of incentive compensation which would be paid to the chief executive officer and other officers if pre-determined earnings were achieved. Based upon earnings of $2.7 million, a 24% increase from the prior year, Mr. Sciuto received incentive compensation of $100,000, representing 100% of his targeted amount for fiscal 1998. Such earnings are the highest in the Company's history. For fiscal year 1999, the Committee increased Mr. Sciuto's base salary to $249,000, continued his target bonus at $100,000 and increased his earnings target. Accordingly, notwithstanding the record earnings level achieved in fiscal 1998, no bonus will be paid Mr. Sciuto for fiscal 1999 unless fiscal 1999 earnings increase over fiscal 1998 by an amount established by the Committee. The specific amount of the target bonus and annual increase in earnings target is a subjective determination by the Committee predicated on industry growth rates and bonus levels.

     In connection with Mr. Sciuto's appointment as president and chief executive officer effective April 1, 1996, the Committee granted Mr. Sciuto options on 100,000 shares of stock vesting ratable over a period of five years, 50,000 of which are also subject to the attainment of certain performance objectives. In addition, the Committee required Mr. Sciuto to acquire and retain a minimum of 50,400 shares of common stock of Comptek. In order to facilitate Mr. Sciuto's purchase of 43,683 shares from the Company, the Company's subsidiary loaned to Mr. Sciuto $218,415. This loan, which bears interest at the annual rate of 3.7%, is due and payable on the earlier of July 8, 2001 or ninety days after Mr. Sciuto ceases to be employed by the Company. The loan agreement further provides that a minimum of 25% of the gross amount of any incentive compensation paid to Mr. Sciuto will be used to pay down the outstanding balance of the loan. If Mr. Sciuto elects to apply at least 50% of such incentive compensation to loan repayment, then the amount applied will be grossed-up to satisfy Mr. Sciuto's anticipated tax liability related to the portion of his incentive compensation applied to re-payment. For fiscal year 1998, Mr. Sciuto applied $50,000 of his incentive compensation award to loan repayment and as a result received an additional $25,000 payment to satisfy anticipated tax liability. Through June 1998, a total of $100,000 has been repaid on this loan. Mr. Sciuto's stock purchase and loan arrangement is in lieu of the Company's policy of paying a portion incentive compensation in the form of shares of stock.

Employment and Severance Agreements

     Each of the executive officers named in the Summary Compensation Table has entered into an employment agreement with the Company. Under each agreement, in the event of either voluntary or involuntary termination of employment, the Company is obligated to make a termination payment in twelve monthly installments, equal to one year's salary as of the termination date in consideration of the officer's agreement not to compete with the Company during the one-year period.

Company Position on Limitation of Deductibility of Executive Pay

     Effective as of January 1, 1994, Section 162(m) of the Internal Revenue Code of 1986 (the "Internal Revenue Code") generally denies a deduction to any publicly-held corporation for compensation paid to its chief executive officer and its four highest-paid executive officers to the extent that any such individual's compensation exceeds $1 million, subject to certain exceptions, including one for "performance-based compensation." Compensation paid to such executive officers of the Company for fiscal year 1997 is expected to be tax-deductible since no such amount exceeds the $1 million limit. Under Section 162(m) of the Internal Revenue Code and the regulations and transition rules issued by the Internal Revenue Service, it is highly unlikely that any one of the Company's executive officers will receive compensation in the current fiscal year that is nondeductible under Section 162(m). With respect to future years, the Company intends to study the application of Section 162(m) of the Internal Revenue Code to its compensation plans and practices, and will consider possible changes thereto that may be necessary to qualify future compensation paid to its executive officers for deductibility under Section 162(m) of the Internal Revenue Code.

                                          The Compensation Committee of the
                                          Board of Directors

                                          Joseph A. Alutto
                                          G. Wayne Hawk
                                          Patrick J. Martin
                                          Henry P. Semmelhack

  Compensation Committee Interlocks and Insider Participation

     During the past fiscal year, Messrs. Alutto, Martin, Hawk, and Semmelhack served as members of the Compensation Committee.

     Henry P. Semmelhack was President and Chief Executive Officer of the Company from 1968 to 1983. From 1983 to 1992 he served as a consultant to the Company. Mr. Semmelhack's wife Tricia T. Semmelhack is a partner in the Buffalo, New York, law firm Hodgson, Russ, Andrews, Woods & Goodyear, which firm has in the past and is anticipated may in the future provide legal services to the Company.

     James D. Morgan, an executive officer and director of the Company, is a director and member of the Compensation Committee of Barrister Information Systems Corporation ("Barrister") and as such reviews and approves the compensation paid by Barrister to Henry P. Semmelhack as an executive officer of Barrister.

PERFORMANCE GRAPH

     The graph below compares the cumulative total shareholder return on the common shares of the Company for the last five fiscal years with the cumulative total return on the Standard & Poors 500 Index, and the Peer Group Index over the same period (assuming the investment of $100 in the Company's common shares, the Standard & Poors 500 Index, the Peer Group Index, and the reinvestment of all dividends.)

     The Peer Group consists of Analysis & Technology, Inc., VSE Corporation, Diagnostic/Retrieval Systems, Inc., The Titan Corporation, GRC International, Inc., BTG, Inc., Tech-Sym Corporation.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN*
                AMONG COMPTEK RESEARCH, INC., THE S&P 500 INDEX
                                AND A PEER GROUP

                                                      COMPTEK
               MEASUREMENT PERIOD                      RESCH,             PEER
             (FISCAL YEAR COVERED)                      INC.             GROUP           S & P 500
3/93                                                           100               100               100
3/94                                                           115               143               101
3/95                                                            80               169               117
3/96                                                            31               269               155
3/97                                                            34               174               186
3/98                                                            54               185               275

* $100 INVESTED ON 03/31/92 IN STOCK OR INDEX--
 INCLUDING REINVESTMENT OF DIVIDENDS.
 FISCAL YEAR ENDING MARCH 31.

EMPLOYMENT CONTRACTS

     The Company currently has employment contracts with certain of its key employees, including each of the Executive Officers named in the Summary Compensation Table. Effective November 1, 1997, Messrs. Sciuto and Head have entered into one-year employment agreements with the Company, which provide for an automatic annual renewal unless terminated by the Company or the employee. Mr. Morgan has a four-year employment agreement with the Company which expires in 2001. Annual salaries payable under such contracts as of June 17, 1998, are as follows: John J. Sciuto, $248,000; Christopher A. Head, $142,000; and James
D. Morgan, $115,000. Under each agreement, in the event of either voluntary or involuntary termination of employment, the Company is obligated to make a termination payment in twelve monthly installments, equal to one year's salary as of the termination date in consideration of the officer's agreement not to compete with the Company during the one-year period.

RETIREMENT SAVINGS PLAN

     The Company established a defined contribution plan known as the Comptek Research Retirement Savings Plan effective June 1, 1985. This Plan is intended to meet the requirements of Section 401(k) of the Code.

     Each full-time regular employee is eligible to join the Plan on his or her date of hire. Each other employee is eligible upon completion of one year of service in which such employee has been credited with at least 1,000 hours of service on or upon a change in status to full-time, regular employee. At April 1, 1998, there were 603 Participants.

     Currently under the Plan, the Company will make an automatic contribution equal to 1% of gross pay at the end of each fiscal year to the individual account of each eligible employee. To be eligible for the automatic contribution, an employee must have been continuously employed on a full-time basis for the entire fiscal year. In addition, the Plan provides for a Company match of $.30 on the first 4% of pay contributed to the Plan by a participant.

     A participant at all times is 100% vested in his contributions and contributions made by the Company. Distributions are made under the Plan only upon retirement, death, disability, separation from service or in the case of certain hardships. There is also a loan provision in the Plan.

     All contributions under the Plan are placed into individual accounts for each Participant. For the year ended March 31, 1998, the Company contributed a total of $591,242 for all employees, including Executive Officers. The Company's contributions for the last fiscal year for each of the named Executive Officers is included in the Summary Compensation Table.

DIRECTORS' AND OFFICERS' LIABILITY INSURANCE

     The Company, pursuant to its by-laws, indemnifies its directors, officers, benefit plan trustees, other fiduciaries, and employees as permitted by law in connection with proceedings which might be instituted against them by reason of their service for or on behalf of the Company. The Company has purchased directors' and officers' liability insurance which provides indemnification for the Company and its directors and officers. The current policy, issued by the Chubb Group, is effective for the period of April 1, 1997, through March 31, 1999, at an annual premium of $55,000.

CERTAIN TRANSACTIONS

     In connection with the Company's acquisition of Advanced Systems Development, Inc. ("ASDI") in March 1996, the Company entered into a three-year lease agreement covering approximately 23,000 square feet of operating and office facilities in East Elmhurst, New York at an annual net rent of $140,000. The facilities are owned by Advanced Systems Realty Company, a New York partnership owned by Michael Gross and Nichan Tchorbajian, former principal shareholders of ASDI. Messrs. Gross and Tchorbajian are employees and officers of the Company's subsidiary, Comptek Federal Systems, Inc., and as of June 17, 1998, own approximately 2% and 1% of the Company's common stock, respectively. The Company believes that the terms of this lease reflect current market conditions in that location.

     On July 9, 1996, Comptek Federal Systems, Inc., a subsidiary of the Company, loaned to John J. Sciuto, the Company's president and chief executive officer, $218,415. This loan was provided to Mr. Sciuto to facilitate his purchase of 43,683 shares of the Company. The loan carries an annual interest rate of 3.7% and provides for repayment by July 8, 2001, or within ninety days after he leaves the Company's employ. The loan agreement provides that Mr. Sciuto will apply at least twenty-five percent of any incentive compensation to the repayment of the loan. The loan agreement further provides that if Mr. Sciuto applies at least 50% of such incentive compensation to loan repayment, then the amount applied will be grossed-up to satisfy Mr. Sciuto's anticipated tax liability related to the portion of his incentive compensation applied to repayment. For fiscal year 1998, Mr. Sciuto applied $50,000 of his incentive compensation award to loan repayment and as a result received an additional $25,000 payment to satisfy anticipated tax liability.

     During the fiscal year ended March 31, 1998, the Company retained, and in the future anticipates retaining, the Buffalo, New York, law firm of Hodgson, Russ, Andrews, Woods & Goodyear, LLP to perform certain legal services. Director Henry P. Semmelhack's wife, Tricia T. Semmelhack, is a partner in such law firm.

COMPLIANCE WITH SECTION 16 FILING REQUIREMENTS

     Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons, the Company believes that, during April 1, 1997, through March 31, 1998, all filing requirements applicable to its officers, directors, and greater-than-ten-percent beneficial owners were met.

                                 PROPOSAL NO. 2

                APPROVAL OF THE 1998 EQUITY INCENTIVE STOCK PLAN

     At the Annual Meeting, shareholders are being asked to consider and take action upon a proposal to approve the 1998 Equity Incentive Stock Plan (the "Plan").

     The Plan was adopted by the Board of Directors on June 9, 1998, subject to approval by shareholders at the Annual Meeting. The purpose of the Plan is to give the Company greater flexibility in providing to key employees ownership interest in the Company, thereby increasing their motivation to strive towards insuring the Company's growth and success. The Board also believes that the availability of such incentives is a factor in attracting and retaining those highly competent individuals upon whose judgment, initiative and leadership the Company's continued success, in large measure, depends.

     The Plan will also facilitate the Company's payment of incentive compensation in the form of shares of stock in lieu of cash. It is currently the practice of the Company, as discussed above in the "Compensation Committee Report on Executive Compensation," to pay a portion of annual incentive compensation in the form of stock.

     Reference is made to Appendix A of this Proxy Statement for the complete terms of the Plan. The following summary is subject in all respects to the full text of the Plan.

ADMINISTRATION

     The Plan will be administered by the Compensation Committee of the Board of Directors of the Company (the "Compensation Committee"). The Compensation Committee shall have full and final authority in its discretion to conclusively interpret the provisions of the Plan and to decide all questions of fact arising in its application; to determine the employees to whom Awards shall be made under the Plan; to determine the type of Award to be made and the amount, size and terms of each such Award; to determine the time when Awards will be granted; and to make all other determinations necessary or advisable for the administration of the Plan.

ELIGIBILITY

     Key employees as defined in the Plan and officers of the Company or any of its subsidiaries are eligible to receive Awards under the Plan (such persons being "Participants"). Non-employee directors are not eligible to be granted Awards. A Participant may hold more than one Award, subject to restrictions as set forth in the Plan.

SHARES SUBJECT TO THE PLAN

     The aggregate number of shares of common stock that may be issued pursuant to Awards under the Plan may not exceed 350,000 (subject to anti-dilution adjustments). The maximum number of shares for which Options or LSARs may be issued to any individual in any one year is 150,000.

     The Plan also provides that in the event a Participant pays for shares on the exercise of an Option by surrendering currently owned shares ("a stock-for-stock exercise") or provides for the satisfaction of withholding tax obligations with a portion of the shares, only the net number of shares resulting from such stock-for-stock exercise or tax withholding shall be considered issued under the Plan. Any shares subject to an Award which expires, is forfeited, or terminated unexercised shall again be available under the Plan.

AWARDS UNDER THE PLAN

     Awards to Participants under the Plan may be made in any of the following forms:

     (a) Options. The Compensation Committee may award Incentive Stock Options
(ISOs) as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") and Non-Qualified Stock Options (collectively, the "Options") and determine the number of shares to be covered by each Option, the Option price therefor, the term of the Option, and the other conditions and limitations applicable to the exercise of the Option. As required by the Code, the Option price per share of common stock purchasable under an ISO shall not be less than 100% of the fair market value of the common stock on the date of award (or not less than 110% if the ISO is granted to an individual owning 10% or more of the voting stock of the Company). The Plan provides that the Option price per share of common stock purchasable under an Option shall not be less than 100% of the fair market value of the common stock on the date of award. Options may be exercisable for not more than ten years after the date the Option is awarded.

     (b) Restricted Stock. An Award of restricted stock ("Restricted Stock") entitles the Participant to acquire shares of common stock for a purchase price equal to or greater than par value, subject to such conditions and restrictions, including a right of the Company, during a specified period or periods, to repurchase such shares at their original purchase price (or to require forfeiture of such shares) upon the Participant's termination of employment. Subject to the provisions of the Plan, the Compensation Committee may award shares of Restricted Stock and determine the purchase price therefor, the duration of the restricted period during which, and the conditions under which, the shares may be forfeited to or repurchased by the Company, and the other terms and conditions of such Awards. The Compensation Committee may modify or waive the restrictions with respect to any Restricted Stock. Shares of Restricted Stock may be issued for no cash consideration or such minimum consideration as may be required by applicable law. A Participant shall have all the rights of a shareholder with respect to the Restricted Stock, including voting and dividend rights, subject to non-transferability restrictions and Company repurchase or forfeiture rights, and subject to any other conditions contained in the Award.

     (c) Performance Awards. A Performance Award under the Plan may take the form of cash or shares of stock ("Performance Shares") and entitles a Participant to receive cash or Performance Shares upon the attainment of specified goals during the performance period. The duration of each performance period and all other limitations and conditions applicable to a Performance Award shall be established by the Compensation Committee. Such goals and conditions shall be established by the Compensation Committee at the time of grant. A Participant may elect to receive payment of a Performance Award which is to be paid in cash to instead be paid in the form of shares of stock. It is anticipated that the typical performance period will be the Company's fiscal year and that Performance Awards will be based upon financial goals for the fiscal year.

     (d) Limited Stock Appreciation Rights. The Compensation Committee is authorized, under the terms of the Plan, to grant LSARs with respect to all or any portion of the shares covered by Options granted to officers simultaneously with the grant of the related Options if the related Options are ISOs, or simultaneously with the grant of, or at any time during the term of, the related Options if the related Options are Non-Qualified Stock Options. Those Options with respect to which LSARs have been granted and become effective shall become immediately exercisable upon the occurrence of any of the following events (each, a "Triggering Event"): (i) the consummation by the Company of a reorganization, merger, or consolidation after approval of any such transaction by shareholders holding at least the minimum number of shares necessary to approve such transaction under the Company's Articles of Incorporation and applicable law, (ii) the consummation by the Company of a sale of substantially all its assets after approval of any such transaction by shareholders holding at least the minimum number of shares necessary to approve such transaction under the Company's Articles of Incorporation and applicable law, or (iii) the acquisition by a single purchaser or group of related purchasers of in excess of 25% of the issued and outstanding shares of common stock from shareholders of the Company in any case other than in a transaction in which the surviving corporation or the purchaser is the

Company or a subsidiary of the Company (unless in such transaction the capital stock of the Company or a subsidiary of the Company is converted into capital stock of an entity other than the Company or any such subsidiary).

     Each LSAR provides that upon the occurrence of a Triggering Event, the optionee will receive an amount in cash equal to the amount by which the fair market value per share of the common stock issuable upon exercise of the Option on the date such Triggering Event occurs exceeds the exercise price per share of the Option to which the LSAR relates. A Triggering Event shall be deemed to have occurred only when the fair market value of the shares subject to the underlying Option exceeds the exercise price of such Option. When a Triggering Event occurs, the related Option will cease to be exercisable.

     (e) General. Each Award may be made alone, in addition to or in relation to any other Award. The terms of each Award need not be identical, and the Compensation Committee need not treat Participants uniformly. Except as otherwise provided by the Plan or a particular Award, any determination with respect to an Award may be made by the Compensation Committee at the time of award or at any time thereafter, and the Compensation Committee shall determine whether Awards are settled in whole or in part in cash, common stock, other securities of the Company, Awards or other property.

     The Plan provides that upon the occurrence of a Triggering Event, all Awards shall become fully vested, and Options and Performance Shares may, in the discretion of the Compensation Committee, become immediately payable in cash.

     In the case where payment of the exercise price of an Option is made with shares of common stock, the Compensation Committee may provide for a re-load feature under which the Participant is granted a number of new Options not exceeding the number of shares of common stock surrendered in payment. The Plan also authorizes the Compensation Committee to grant to a Participant a loan not to exceed $30,000 for the purpose of paying estimated federal and state tax liability anticipated to be incurred by such Participant upon the exercise of an Option or receipt of Performance Shares, or when Restricted Stock becomes taxable.

     Also, the aggregate fair market value (determined as of the time the incentive stock option is granted) of the stock for which incentive stock options are exercisable for the first time by an employee during any calendar year, under all option plans of the Company and its subsidiaries, may not exceed $100,000. Options granted under the Plan are non-transferable, except that the Compensation Committee may permit certain transfers of Non-Qualified Stock Options and related LSARs, and the recipient of an Option will have no rights as a shareholder with respect to shares covered by his Option until the date of issuance of shares upon exercise.

     Options terminate immediately upon the optionee's voluntary termination of employment or discharge for cause. In the case of termination on account of retirement or discharge without cause, outstanding Options may be exercised within three months of leaving the Company's employ. In the case of termination on account of disability (as defined in the Code), outstanding Options may be exercised within twelve months of leaving the Company's employ. Upon death of an optionee, his estate generally may exercise his Options within six months after the date of death. In no event, however, may an Option be exercised after the date for final exercise which is specified in the Option.

     Awards may not be made under the Plan after May 31, 2008, but outstanding Awards may extend beyond such date. The number of shares of common stock issuable pursuant to the Plan may not be increased except by approval of the shareholders or by adjustment in the event of corporate reorganization or recapitalization or other dilutive event affecting the common stock. The Plan may be amended from time to time by the Board of Directors or terminated in its entirety, provided that no amendment may be made without shareholder approval if such amendment increases the number of shares of common stock with respect to which Options and LSARs may be granted to any individual during any one year period or changes the class of persons who are eligible to participate in the Plan or if such shareholder approval is necessary to comply with any applicable tax or regulatory requirement.

     Common stock subject to Awards which expire or are terminated prior to exercise or common stock which has been forfeited under the Plan generally will be available for future Awards under the Plan. Both treasury shares and authorized but unissued shares may be used to satisfy Awards under the Plan. Any proceeds received by the Company from transactions under the Plan will be used for the general purposes of the Company. The common stock of the Company is traded principally on the American Stock Exchange. On June 5, 1998, the closing price of the Company's common stock was $9.00.

NEW PLAN BENEFITS

     The number of Options to be received by specific executive officers, all executive officers as a group, and all other Participants is not currently determinable. It is anticipated, however, that the Compensation Committee, following the Annual Meeting of Shareholders, will consider and act upon the granting of approximately 53,000 Incentive Stock Options to employees of PRB Associates, Inc., a subsidiary of the Company which was acquired on May 14, 1998.

FEDERAL INCOME TAX CONSEQUENCES

     (a) Incentive Stock Options. Generally, a Participant will not be deemed to receive any income at the time an ISO is granted or exercised. (However, special rules apply to Participants who are subject to the alternative minimum tax.) Instead, the Participant recognizes gain or loss when the shares acquired by exercising the ISO are sold. For purposes of determining any gain or loss, the Participant's basis in the shares is the option price. If the date of sale is at least two years after the date of the grant of the ISO and at least one year after acquiring the shares by exercising the ISO, the Participant realizes capital gain or loss, which may be mid-term gain or long-term gain depending on the Participant's holding period of the shares.

     Generally, the Company is not allowed a deduction with respect to an ISO. However, if a Participant fails to meet the holding period requirements as outlined above, any gain realized by the Participant upon selling the shares acquired by exercising an ISO is treated as ordinary income rather than capital gain, to the extent of the excess, if any, of the fair market value of the shares at the time of exercise (or, if less, in certain cases the amount realized on the sale) over the option price. In that case, the Company is allowed a corresponding deduction.

     The differential between the option price of an ISO and the fair market value of the option stock at the date of exercise is treated as an item of adjustment for alternative minimum tax ("AMT") purposes which may result in the Participant being subject to an AMT imposed at a flat rate of 28% on individuals and payable to the extent it exceeds the individual's regular income tax.

     (b) Non-Qualified Stock Options. A Participant does not recognize income and the Company does not receive a deduction at the time a Non-Qualified Stock Option is granted.

     A Participant exercising a Non-Qualified Stock Option recognizes ordinary income and the Company is entitled to a deduction equal to the excess of the fair market value of the stock purchased (determined at the time of exercise) over the amount paid for the stock.

     Generally, a Participant selling shares acquired by exercising a Non-Qualified Stock Option recognizes capital gain or loss (assuming the shares are held as a capital asset). The amount of gain or loss is the difference between the amount realized upon the sale and the sum of the option price and the amount of ordinary income recognized in connection with exercising the Non-Qualified Stock Option. Any gain or loss is short-term, mid-term or long-term capital gain or loss, depending on the holding period of the shares.

     The foregoing is merely a summary of the tax consequence of stock options and does not purport to be a complete description of the federal income tax aspects of the Plan. The Plan is not subject to any provisions of the Employee Retirement Income Security Act of 1974, as amended, and is not qualified under
Section 401(a) of the Code.

REQUIRED VOTE FOR APPROVAL OF THE PLAN

     THE AFFIRMATIVE VOTE OF A MAJORITY OF THE SHARES VOTING AT THE ANNUAL MEETING WILL BE REQUIRED TO APPROVE THE PLAN. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE 1998 EQUITY INCENTIVE STOCK PLAN, AND PROXIES WILL BE SO VOTED UNLESS SHAREHOLDERS SPECIFY A CONTRARY VOTE OR ABSTAIN.

                                 PROPOSAL NO. 3
                          RATIFICATION OF SELECTION OF
                         INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors, upon the recommendation of the Finance and Audit Committee, has selected KPMG Peat Marwick ("Peat Marwick"), independent public accountants, to audit the financial statements of the Company for the fiscal year ending March 31, 1999. Peat Marwick has audited the Company's financial statements for each of the Company's fiscal years since the Company's formation in 1968. One or more representatives of Peat Marwick will be present at the Annual Meeting and will have the opportunity to make a statement and/or respond to appropriate questions that may be raised by shareholders.

                               OTHER INFORMATION

SHAREHOLDERS' PROPOSALS FOR FISCAL 1999 ANNUAL MEETING

     Shareholders may submit proposals appropriate for shareholder action at the Company's Annual Meetings consistent with regulations adopted by the Securities and Exchange Commission. For such proposals to be considered for inclusion in the proxy statement and formal proxy for the 1998 Annual Meeting, they must be received by the Company no later than March 2, 1999. Proposals should be directed to Christopher A. Head, Esq., Secretary, Comptek Research, Inc., 2732 Transit Road, Buffalo, New York 14224.

OTHER BUSINESS

     As of the date of this Proxy Statement, the only business which the Board of Directors intends to present or knows that others will present at the Annual Meeting is that hereinabove set forth. If any other matter or matters are properly brought before the Annual Meeting, or any adjournment or adjournments thereof, it is the intention of the persons named in the accompanying form of proxy, based upon the discretionary authority granted in such proxy, to vote the proxy on such matters in accordance with their judgment.

     A COPY OF THE COMPANY'S FISCAL 1998 ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K WILL BE AVAILABLE AFTER JUNE 30, 1998, AND PROVIDED WITHOUT CHARGE TO SHAREHOLDERS UPON WRITTEN REQUEST DIRECTED TO THE SECRETARY, COMPTEK RESEARCH, INC., 2732 TRANSIT ROAD, BUFFALO, NEW YORK 14224.

By order of the Board of Directors,

/s/ Christopher A. Head
CHRISTOPHER A. HEAD,
Secretary

Dated: June 29, 1998

                                   EXHIBIT A
                             COMPTEK RESEARCH, INC.

                        1998 EQUITY INCENTIVE STOCK PLAN

     1. PURPOSE. The purposes of the Comptek Research, Inc. 1998 Equity Incentive Plan (the "Plan") are to encourage selected employees of Comptek Research, Inc. (the "Company") and its subsidiaries to acquire proprietary interest in the growth and performance of the Company; to generate an increased incentive to contribute to the Company's future success and prosperity, thus enhancing the value of the Company for the benefit of its shareholders; and to strengthen the ability of the Company to attract and retain exceptionally qualified individuals upon whom the sustained progress, growth and profitability of the Company depend.

     2. DEFINITIONS. As used in the Plan, the following terms shall have the meanings set forth below:

          a. "Award" shall mean any Stock Option, Limited Stock Appreciation Right, Restricted Stock, Performance Award, or other award granted under the Plan.

          b. "Agreement" shall mean any written agreement, contract, or other instrument or document evidencing any Award granted under the Plan.

          c. "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

          d. "Committee" shall mean a committee of the Board of Directors of the Company designated by such Board to administer the Plan and composed of not less than two directors.

          e. "Company" shall mean Comptek Research, Inc., a New York corporation.

          f. "Fair Market Value" of a share of common stock shall be (i) the closing sale price of a share of common stock as reported on the principal securities exchange on which shares of common stock are then listed or admitted to trading on the day as of which such determination of Fair Market Value is to be made, or if no trading shall have occurred on such day, then on the latest preceding day on which trading shall have occurred or (ii) if not so traded, the average of the closing bid and ask prices as reported on the National Association of Securities Dealers Automated Quotation System or if not so reported, as furnished by any member of the National Association of Securities Dealers, Inc., selected by the Committee, on the day as of which such determination of Fair Market Value is to be made, or if no sales shall have occurred on such day, then on the latest preceding day on which sales shall have occurred. In the event that the price of a share of common stock shall not be reported in any manner described in the preceding sentence, the Fair Market Value of a share of common stock shall be determined by the Committee in its absolute discretion.

          g. "Incentive Stock Option" shall mean an option granted under Section 7 of the Plan that is intended to meet the requirements of Section 422 of the Code, or any successor provision thereto.

          h. "Limited Stock Appreciation Right" shall mean any right granted in conjunction with an Option subject to the conditions pursuant to Section 10 of the Plan.

          i. "Non-Qualified Stock Option" shall mean an option granted under
     Section 7 of the Plan that is not intended to be an Incentive Stock Option.

          j. "Option" shall mean an Incentive Stock Option or a Non-Qualified Stock Option.

          k. "Participant" shall mean those officers and other key employees designated to be granted an Award under the Plan.

          l. "Performance Award" shall mean any right granted under Section 9 of the Plan.

          m. "Person" shall mean any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, or government or political subdivision thereof.

          n. "Restricted Stock" shall mean any Share granted under Section 8 of the Plan that is denominated in Shares.

          o. "Rule 16b-3" shall mean Rule 16b-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, or any successor rule or regulation thereto.

          p. "Section 16 Participant" shall mean a person who is an officer of the Company within the meaning of Rule 16a-1(f) promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended.

          q. "Shares" shall mean the common shares of the Company, $0.02 par value, and such other securities or property as may become the subject of Awards, or become subject to Awards, pursuant to an adjustment made under
     Section 19 of the Plan.

     3. ADMINISTRATION. The Plan shall be administered by the Committee.

     The Committee shall have full and final authority in its discretion to conclusively interpret the provisions of the Plan and to decide all questions of fact arising in its application; to determine the employees to whom Awards shall be made under the Plan; to determine the type of Award to be made and the amount, size, and terms of each such Award; to determine the time when Awards will be granted; and to make all other determinations necessary or advisable for the administration of this Plan.

     4. SHARES SUBJECT TO PLAN. The Shares that may be issued under the Plan pursuant to Section 6 shall not exceed 350,000 in the aggregate shares of the Company's common stock. Such Shares may be authorized and unissued Shares or treasury Shares. Upon the exercise of any Option, if payment in accordance with
Section 7(c) is made in form of common stock of the Company ("a stock-for-stock exercise") or tax withholding obligations as provided for in Section 16 are satisfied with a portion of the Shares, only the net number of Shares resulting from such stock-for-stock exercise or tax withholding shall be considered issued under the Plan. Except as otherwise provided herein, any Shares subject to an Award which for any reason expires, is forfeited, or is terminated unexercised as to such Shares shall again be available under the Plan; provided, however, that with respect to any Option or LSAR granted to any Participant who is a "covered employee" (within the meaning of Section 162(m) of the Code) that is canceled or repriced, the number of Shares subject to such Option or LSAR shall continue to count against the maximum number of Shares which may be the subject of Options and LSARs granted to such Participant during any one year period, pursuant to Section 7(e)(iii), and such maximum number of Shares shall be determined in accordance with Section 162(m) of the Code and the regulations thereunder. The grant of a cash bonus or loan shall not reduce the number of Shares subject to the Plan.

     5. PARTICIPANTS. Persons eligible to participate shall be limited to those officers and other key employees of the Company and its subsidiaries who, in the opinion of the Committee, are in positions in which their decisions, actions, and counsel significantly impact upon the growth and financial success of the Company (the "Participant"). Directors of the Company who are not otherwise officers or employees of the Company shall not be eligible to participate in the Plan.

     6. AWARDS UNDER THE PLAN. Awards under the Plan may be in the form of Stock Options, both Non-Qualified Stock Options (NQSOs) and Incentive Stock Options
(ISOs) under Section 422 of the Code or any amendment thereof or substitute therefor, Restricted Stock, Limited Stock Appreciation Rights (LSARs), and Performance Awards, or such other forms as the Committee may in its discretion deem appropriate, including any combination of the above.

     7. STOCK OPTIONS. Options shall be evidenced by Stock Option Agreements in such form and not inconsistent with this Plan as the Committee shall approve from time to time, which agreements shall contain in substance the following terms and conditions:

          a. Option Price. The Option exercise price for each Share shall be equal to 100% of the Fair Market Value of a Share or such higher price as may be determined by the Committee in respect to any Option.

          b. Exercise of Option. Each Option Agreement shall state the period or periods of time, as may be determined by the Committee, within which the Option may be exercised by the Participant, in whole or in part, provided that the Option may not be exercised later than ten years after the date of the grant of the Option. The Committee shall have the power to permit in its discretion an acceleration of the exercise terms, subject to the terms of this Plan, under such circumstances and upon such terms and conditions as it deems appropriate.

          c. Payment for Shares. Stock purchased pursuant to an Option Agreement shall be paid for in full at the time of purchase, either in the form of cash, common stock of the Company at Fair Market Value, or in a combination thereof, as the Committee may determine.

          d. Termination of Employment.

              i. In the event that the Participant shall quit the employ of the
                 Company or its subsidiaries for any reason, or shall cease to be employed by the Company or its subsidiaries for any reason other than death, retirement, disability, or discharge without cause, the option period of any unexercised portion of the Option granted to the Participant pursuant to the Option and Agreement shall terminate upon the termination of the Participant's employment.

             ii. In the event that the Participant shall cease to be employed by the Company or its subsidiaries by reason of retirement because of age, the Participant shall have the right to exercise the Option (to the extent exercisable and not previously exercised) within three (3) months after such termination of employment. Option installments accumulating during such three (3) month period shall also be exercisable. "Retirement" as referred to herein shall be deemed to mean the termination of the Participant's employment by the Company or its subsidiaries by reason of his attainment of such age as may have been determined by the employment policies or any pension plan of the Company or subsidiary employer to be normal retirement age.

            iii. In the event that the Participant shall cease to be employed by the Company or its subsidiaries by reason of disability (within the meaning of Section 105(d)(4) or successor Section of the Code), the Participant shall have the right to exercise the Option (to the extent exercisable and not previously exercised) within one (1) year after such termination of employment.

             iv. In the event that the Participant shall cease to be employed by the Company or its subsidiaries by reason of Participant's death or in the event of the death of the Participant within a period of three (3) months after the termination of his employment with the Company or its subsidiaries and at a time when an unexercised Option theretofore granted to him has not terminated or expired, the Option may be exercised (to the extent exercisable and not previously exercised) within six (6) months after the Participant's death, by the executors or administrators of the Participant or by any person or persons who shall have acquired the Option directly from the Participant by bequest or inheritance.

              v. In the event that the Participant shall cease to be employed by the Company or its subsidiaries by reason of discharge without cause, the Participant shall have the right to exercise the Option (to the extent exercisable and not previously exercised) within three (3) months after such termination of employment. The phrase "discharge without cause," as hereinabove used, means the discharge of the Participant by the Company or subsidiary employer for reasons other than: Intemperate use of alcohol or addictive drugs, or conviction of a felony, or conviction for a misdemeanor other than under the vehicle and traffic laws, or substantial evidence of dishonesty in relation to the property, funds, or affairs of the Company or any subsidiary or any other employee thereof or any person dealing therewith.

          e. Individual Limitations.

              i. Notwithstanding anything herein to the contrary, the aggregate
                 Fair Market Value (determined as of the time the Option is granted) of the stock that may become first exercisable in any calendar year with an ISO shall not exceed $100,000.

             ii. Notwithstanding anything herein to the contrary, no ISO shall be granted to any individual if at the time the Option is to be granted the individual owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company unless at the time such Option is granted, the Option price is at least 110 percent of the Fair Market Value of the stock subject to Option and such Option by its terms is not exercisable after the expiration of five years from the date such Option is granted.

             iii. Notwithstanding anything herein to the contrary, the maximum number of Shares for which Options or LSARs may be issued to any individual in any one year period shall not exceed 150,000.

          f. Option Reload. The Committee may with the grant of any Option provide that upon payment of the exercise price with shares of common stock that the Participant shall receive an additional number of Options of the same nature (i.e., ISOs or Non-Qualified Stock Options) equal to the number of shares of common stock surrendered in payment (provided the aggregate Plan limits shall not be exceeded). Such additional Options shall be exercisable at the current Fair Market Value of the common stock on the date of grant hereunder and subject to such other terms as the Committee shall establish.

          g. Transfer of Options. Options shall not be transferable otherwise than by will or by the laws of descent and distribution or as provided in this Section 7(g). Notwithstanding the preceding, the Committee may, in its discretion, authorize a transfer of all or a portion of any Option, other than an Option which is intended to qualify as an ISO, by the initial holder to (i) the spouse, children, stepchildren, grandchildren or other family members of the initial holder ("Family Members"), (ii) a trust or trusts for the exclusive benefit of such Family Members, (iii) a corporation or partnership in which such Family Members and the initial holder are the only shareholders or partners, or (iv) such other persons or entities which the Committee may permit; provided, however, that subsequent transfers of such Options shall be prohibited except by will or the laws of descent and distribution. Any transfer of such an Option shall be subject to such terms and conditions as the Committee shall approve, including that such Option shall continue to be subject to the terms and conditions of the Option, Agreement and Plan as amended from time to time. The events of termination of employment under Section 7(d) shall continue to be applied with respect to the initial holder, following which a transferred Option shall be exercisable by the transferee only to the extent and for the periods specified under Section 7(d). An Option which is intended to qualify as an ISO shall not be transferable otherwise than by will or by the laws of descent and distribution and shall be exercisable during the holder's lifetime only by the holder thereof.

          h. Other Terms. Each ISO Agreement shall contain such other terms, conditions and provisions as the Committee my determine to be necessary or desirable in order to qualify such Option as a tax-favored Option within the meaning of Section 422 of the Code, or any amendment thereof, substitute therefor, or regulation thereunder. Subject to the limitations of Section 21, and without limiting any other provisions hereof, the Committee shall have the power without further approval to amend the terms of any Option.

     8. RESTRICTED STOCK. Restricted Stock Awards under the Plan shall be in the form of Shares of common stock of the Company, restricted as to transfer and subject to forfeiture, and shall be evidenced by Restricted Stock Agreements in such form and not inconsistent with this Plan as the Committee shall approve from time to time, which Agreements shall contain in substance the following terms and conditions:

          a. Award. The Committee shall determine the amount of a Restricted Stock Award to be granted to an eligible employee based on the Participant's salary, job performance, and other factors deemed by the Committee to be appropriate.

          b. Restriction Period. Restricted Stock Awards made pursuant to this Plan shall be subject to such terms, conditions, and restrictions, including without limitation substantial risks of forfeiture and/or attainment of performance objectives, and for such period or periods as shall be determined by the Committee at the time of grant. The Committee shall have the power to permit, in its discretion, an acceleration of the expiration of the applicable restriction period with respect to any part or all of the award to any Participant.

          c. Restrictions Upon Transfer. Shares awarded, and the right to vote such Shares and receive dividends thereon, may not be sold, assigned, transferred, exchanged, pledged, hypothecated, or otherwise encumbered, except as herein provided, during the restriction period applicable to such Shares. Notwithstanding the foregoing, and except as otherwise provided in the Plan, the Participant shall have all the other rights of a stockholder including, but not limited to, the right to receive dividends and the right to vote such Shares.

          d. Certificates. Each certificate issued with respect to the Restricted Stock Shares awarded to the Participant shall bear a legend stating, but not limited to, the restricted period, the manner in which restrictions will lapse, and the rights of the holder during the restricted period.

          e. Lapse of Restrictions. The Award Agreement shall specify the terms and conditions upon which any restrictions on the right to receive Shares representing Restricted Stock awarded under the Plan shall lapse, as determined by the Committee. Upon the lapse of such restrictions, Shares of common stock free of any restrictive legend shall be issued to the Participant or his legal representative.

          f. Termination Prior to Lapse of Restrictions. In the event of a Participant's termination of employment for any reason prior to the lapse of restrictions applicable to a Restricted Stock Award made to such Participant, all rights to Shares as to which there still remain unlapsed restrictions shall be forfeited by such Participant to the Company without payment of any consideration by the Company, or shall be repurchasable by the Company if so determined by the Committee and subject to such terms and conditions as the Committee shall determine, and neither the Participant nor any successors, heirs, assigns, or personal representatives of such Participant shall thereafter have any further rights or interest in such Shares.

     9. PERFORMANCE AWARDS. Performance Awards under the Plan shall be evidenced by Performance Award Agreements in such form and not inconsistent with this Plan as the Committee shall approve from time to time, which Agreements shall contain in substance the following terms and conditions:

          a. Performance Period. At the time of grant of the Award, the Committee shall establish with respect to each Award a performance period over which the Award may be earned.

          b. Award. The Committee shall determine the amount and conditions under which a Performance Award will be granted to an eligible employee, including without limitation, the requirement that the Participant or the Company attain specific performance objectives for such period as shall be determined by the Committee at the time of grant. In determining the amount of the contingent Performance Award, the Committee shall take into account the financial objectives of the Company, including but not limited to sales and earnings, as well as the Participant's responsibility level, performance, potential, and other considerations as it deems appropriate.

          c. Form. The Committee shall determine whether Performance Awards earned will be in the form of Shares of stock ("Performance Shares") or cash prior to the beginning of each Performance Period. A Participant may elect to have any anticipated award amount to be paid in cash paid in Shares of stock in lieu of cash.

          d. Payment of Award. Following the conclusion of each Performance Period, the Committee shall determine the extent to which performance targets have been attained for such period as well as the other terms established by the Committee. Payment in cash or Performance Shares as determined by the Committee or as elected by the Participant, as the case may be, shall be made as promptly as practical following the end of the Performance Period. The Committee may in connection with the payment of an Award in the form of Performance Shares grant to a Participant a cash bonus equal to the federal and state income tax liability anticipated to be incurred by such Participant upon receipt of Performance Shares.

          e. Adjustments. At any time prior to the payment of the Awards, the Committee may adjust previously established performance targets and other terms and conditions, including the Company's financial performance for Plan purposes, to reflect major unforeseen events such as changes in laws, regulations or accounting practice, mergers, acquisitions or divestitures or extraordinary, unusual, or nonrecurring items or events.

          f. Termination Prior to Award Being Fully Earned. A Performance Award granted to an employee shall terminate for all purposes if the Participant is not in the continuous employ of the Company at all times during the Performance Period, except in the case of death, disability, or retirement. A Participant or the Participant's estate whose employment was terminated due to death, disability or retirement shall be eligible to receive a pro rata portion of the payment of his Award based upon the portion of the Performance Period during which the Participant was employed, as the Committee shall determine in each case.

     10. LIMITED STOCK APPRECIATION RIGHTS.

          a. The Committee is authorized, in its discretion, to grant LSARs with respect to all or any portion of the Shares covered by stock options granted hereunder to officers of the Company, simultaneously with the grant of, or at any time during the term of, Non-Qualified Options or simultaneously with the grant of ISOs. Those Options with respect to which an LSAR has been granted and become effective shall become immediately exercisable upon the occurrence of any of the following events (each, a "Triggering Event"): (i) the consummation by the Company of a reorganization, merger, or consolidation after approval of any such transaction by shareholders holding at least the minimum number of shares necessary to approve such transaction under the Company's Articles of Incorporation and applicable law, (ii) the consummation by the Company of a sale of substantially all its assets after approval of any such transaction by shareholders holding at least the minimum number of shares necessary to approve such transactions under the Company's Articles of Incorporation and applicable law, or (iii) the acquisition by a single purchaser or group of related purchasers of in excess of 25% of the issued and outstanding shares of common stock from shareholders of the Company in any case other than in a transaction in which the surviving corporation or the purchaser is the Company or a subsidiary of the Company (other than a transaction in which the surviving corporation or the purchaser is the Company or a subsidiary of the Company but the capital stock of the Company or a subsidiary of the Company is converted into capital stock of any entity other than the Company or any such subsidiary).

          b. The LSARs shall provide that upon the occurrence of any Triggering Event, the Participant shall receive from the Company, for each LSAR, an amount in cash equal to the amount by which the Fair Market Value of the Shares issuable upon exercise of the Option to which the LSAR relates on the date such Triggering Event occurs exceeds the option exercise price per Share of such Option. When a Triggering Event occurs, the Option to which the LSAR relates will cease to be exercisable, but will be deemed to have been exercised for purposes of determining the number of Shares for which Options may be granted hereunder.

          c. An LSAR shall be expressly subject to the following additional requirements: (i) the LSAR shall expire no later than the expiration of the underlying Option; (ii) the LSAR shall be transferable only when the underlying Option is transferable, and under the same conditions; and (iii) a Triggering Event shall be deemed to have occurred only when the Fair Market Value of the Shares subject to the underlying Option exceeds the exercise price of such Option.

     11. ACCELERATION OF VESTING. Notwithstanding the provisions of Section 7 hereof and the terms of each Agreement, upon the occurrence of any Triggering Event (as defined in Section 10 hereof) all Options, Restricted Stock, Performance Awards, and other applicable awards granted under the Plan, then unexercised and unexpired, shall become immediately vested for the period of their remaining terms automatically and without any action by the Committee, and any such Options and Performance Awards may, in the discretion of the Committee, become immediately payable in cash.

     12. LOANS. The Committee may grant to a Participant a loan not to exceed the principal amount of $30,000 for the purpose of paying federal or state tax liability anticipated to be incurred by such Participant upon the exercise of an Option or receipt of Performance Shares, or when Restricted Stock becomes taxable.

Such loan shall be subject to such conditions as the Committee shall determine at the time of grant thereof, including without limitation, interest and repayment terms.

     13. GENERAL RESTRICTIONS. Each Award under the Plan shall be subject to the requirement that, if at any time the Committee shall determine that (i) the listing, registration or qualification of the shares of common stock subject or related thereto upon any securities exchange or under any state or federal law, or (ii) the consent or approval of any government regulatory body, or (iii) an Agreement by the recipient of an Award with respect to the disposition of Shares of common stock, is necessary or desirable as a condition of, or in connection with, the granting of such Award or the issue or purchase of Shares of common stock thereunder, such Award may not be consummated in whole or in part unless such listing, registration, qualification, consent, approval or agreement shall have been effected or obtained free of any conditions not acceptable to the Committee.

     14. RIGHTS OF A SHAREHOLDER. The recipient of any Award under the Plan shall have no rights as a shareholder with respect thereto unless and until legended or unlegended certificates for Shares of common stock are issued.

     15. RIGHTS TO TERMINATE EMPLOYMENT. Nothing in the Plan or in any Agreement entered into pursuant to the Plan shall confer upon any Participant the right to continue in the employment of the Company or affect any right which the Company may have to terminate the employment of such Participant.

     16. WITHHOLDING OF TAXES. Whenever the Company proposes or is required to issue or transfer Shares of common stock under the Plan, the Company shall have the right to require the recipient to remit to the Company an amount sufficient to satisfy any federal, state, and/or local withholding tax requirements prior to the delivery of any certificate or certificates for such Shares. Withholding requirements may be satisfied by cash payments or at the election of a Plan Participant by having the Company withhold a portion of the Shares to be received having a value equal to the amount to be withheld (or such portion thereof as the Participant may elect).

     Whenever payments under the Plan are to be made in cash, such payments shall be net of an amount sufficient to satisfy any federal, state, and/or local withholding tax requirements.

     17. NON-ASSIGNABILITY. Except as provided in Section 7(g), no Award under the Plan shall be assignable or transferable by the recipient thereof except by will or by the laws of descent and distribution or by such other means as the Committee may approve from time to time, and during the life of the recipient, such Award shall be exercisable only by such person or by such person's guardian or legal representative.

     18. NON-UNIFORM DETERMINATIONS. The Committee's determinations under the Plan (including without limitation determinations of the persons to receive Awards, the form, amount, and timing of such Awards, the terms and provisions of such Awards and the Agreements evidencing same, and the establishment of values and performance targets) need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, Awards under the Plan, whether or not such persons are similarly situated.

     19. ADJUSTMENTS. In the event of any change in the outstanding common stock of the Company by reason of a stock dividend or distribution, recapitalization, merger, consolidation, split-up, combination, exchange of shares or the like, the Committee shall adjust the number of Shares of common stock which may be issued under the Plan and shall provide for an equitable adjustment of any outstanding Award or Shares issuable pursuant to an outstanding Award under this Plan.

     20. DELEGATION. The Committee may delegate to one or more officers or managers of the Company, or a committee of such officers or managers, the authority, subject to such terms and limitations as the Committee shall determine, to grant Awards to, or to cancel, modify, waive rights with respect to, alter, discontinue, suspend, or terminate Awards held by, Participants who are not officers or directors of the Company for purposes of Section 16 of the Securities Exchange Act of 1934, as amended.

     21. AMENDMENT. The Board of the Company may amend the Plan at any time, except that without shareholder approval, the Board may not increase the maximum number of Shares which may be issued under the Plan or with respect to Options and LSARs granted to any individual during any one year period (other than increases pursuant to Section 19 hereof), or change the class of persons to whom Awards may be granted.

The termination or any modification or amendment of the Plan shall not, without the consent of a Participant, affect a Participant's rights under an Award previously granted. No amendment shall be made without shareholder approval if such approval is necessary to comply with applicable tax or regulatory requirements.

     22. EFFECT ON OTHER PLANS. Participation in this Plan shall not affect an employee's eligibility to participate in any other benefit or incentive plan of the Company and any Awards made pursuant to this Plan shall not be used in determining the benefits provided under any other plan of the Company unless specifically provided.

     23. DURATION OF THE PLAN. The Plan shall remain in effect until all Awards under the Plan have been satisfied by the issuance of Shares or the payment of cash, but no Award shall be granted more than ten years after the date the Plan is adopted by the Company.

     24. FUNDING OF THE PLAN. This Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Award under this Plan and payment of Awards shall be subordinate to the claims of the Company's general creditors.

     25. SEVERABILITY. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction, or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provisions shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person, or Award, and the remainder of the Plan and any such Award shall remain in full force and effect. With respect to Section 16 Participants, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Securities Exchange Act of 1934, as amended. To the extent any provision of this Plan or actions by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

     26. CONSTRUCTION. Wherever any words are used in this Plan in the masculine gender, they shall be construed as though they were also used in the feminine gender in all cases where they would so apply, and wherever any words are used herein in the singular form they shall be construed as though they were also used in the plural form in all cases where they would so apply.

     27. HEADINGS. Headings are given to the Sections and subsections of the Plan solely as convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

     28. GOVERNING LAW. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of New York and applicable Federal law.

     29. TERM OF THE PLAN. No Award shall be granted under the Plan after May 31, 2008, but unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award theretofore granted may extend beyond such date.

     30. EFFECTIVE DATE; APPROVAL OF SHAREHOLDERS. Notwithstanding anything herein to the contrary, this Plan will be effective if approved by holders of a majority of the outstanding shares of common stock of the Company voting, in person or by proxy, at an Annual Meeting of Shareholders to be held on or before May 31, 1999. In the event that this Plan is not approved by shareholders as aforesaid, this Plan shall be void and of no force or effect. This Plan's effective date will be deemed to be the date it is approved by shareholders.

                             COMPTEK RESEARCH, INC.

               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                FOR ANNUAL MEETING OF SHAREHOLDERS, JULY 24, 1998

The undersigned hereby appoints CHRISTOPHER A. HEAD and LAURA L. BENEDETTI as Proxies, each with the power to appoint his/her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all the shares of common stock of Comptek Research, Inc., held of record by the undersigned on June 17, 1998, at the Annual Meeting of Shareholders to be held on July 24, 1998, or any adjournments thereof, upon the matters set forth in the Proxy Statement and, in their judgment and discretion, upon such other business as may properly come before the meeting.

THE PROXY WILL BE VOTED FOR ELECTION OF THE DIRECTORS AND FOR ALL OTHER ITEMS LISTED ON THE REVERSE SIDE UNLESS A CONTRARY INSTRUCTION IS GIVEN.

    PLEASE FILL IN, DATE, AND SIGN AND RETURN THIS PROXY IN THE ACCOMPANYING
                                   ENVELOPE.

    PLEASE MARK YOUR
X   VOTES AS IN THIS
    EXAMPLE.

          FOR                    WITHHOLD            THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE
 ALL NOMINEES LISTED AT      AUTHORITY TO VOTE       FOR THE ELECTION OF THE NOMINEES IN ITEM 1 AND
RIGHT (EXCEPT AS MARKED      FOR ALL NOMINEES                 FOR ITEM 2, AND FOR ITEM 3.
 TO THE CONTRARY BELOW)      LISTED AT RIGHT                                                            FOR     AGAINST     ABSTAIN
                                                                             Item 2. ADOPTION OF THE    [ ]      [ ]         [ ]
Item 1.   [ ]                      [ ]            NOMINEES:                          1998 EQUITY
   ELECTION OF                                    ELECTION OF FOUR CLASS II          INCENTIVE STOCK
   DIRECTORS                                      DIRECTORS for a two-year           PLAN
                                                  term expiring at the 2000
INSTRUCTION: To withhold authority to vote for    Annual Meeting:            Item 3. RATIFICATION OF    [ ]      [ ]         [ ]
any individual nominee, write that nominee's          JOSEPH A. ALUTTO               SELECTION OF KPMG
name in the space provided below.                     JOHN R. CUMMINGS               PEAT MARWICK,
                                                      G. WAYNE HAWK                  independent
-----------------------------------------------       PATRICK J. MARTIN              accountants, as
-----------------------------------------------                                      auditors for the
                                                                                     Company for the
                                                                                     Fiscal Year ending
                                                                                     March 31, 1999.

                                                                                               I plan to attend the meeting. [ ]

                                                                                                    COMMENTS/ADDRESS CHANGE  [ ]
                                                                             Please mark this box if you have an address change
                                                                             and mark change on mailing label.

                                                                             RECEIPT IS HEREBY ACKNOWLEDGED OF THE COMPTEK RESEARCH,
                                                                             INC. NOTICE OF MEETING AND PROXY STATEMENT.

                                                                                      "PLEASE MARK INSIDE BLACK BOXES SO

                                                                             THAT DATA PROCESSING EQUIPMENT WILL RECORD YOUR VOTES"

                                                                             PLEASE FILL IN, DATE, AND SIGN AND RETURN THIS PROXY
                                                                             IN THE ACCOMPANYING ENVELOPE.

 Signature(s)                                                                                                  Date:        , 1998
             ------------------------------------------------                                                       --------
 NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.